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                                                                  Exhibit 10.15

To:

NTL Communications Corp.
110 East 59th Street
New York
NY 10022
U.S.A.

NTL (UK) Group, Inc.
and NTL Communications Limited
NTL House
Bartley Wood Business Park
Hook
Hampshire
RG27 9UP

                                                            Date: 28 March 2002



CREDIT AGREEMENT, ORIGINALLY FOR L1,300,000,000, DATED 30 MAY 2000 (AS FROM TIME TO TIME AMENDED, VARIED, SUPPLEMENTED OR NOVATED) AND MADE BETWEEN (AMONGST OTHERS) NTL COMMUNICATIONS CORP. AS PARENT, NTL (UK) GROUP INC. AS INTERMEDIATE PARENT, NTL COMMUNICATIONS LIMITED AS BORROWER, J.P. MORGAN PLC (FORMERLY KNOWN AS CHASE MANHATTAN PLC) AND MORGAN STANLEY DEAN WITTER BANK LIMITED AS ARRANGERS AND JOINT BOOK MANAGERS, J.P. MORGAN EUROPE LTD (FORMERLY KNOWN AS CHASE MANHATTAN INTERNATIONAL LIMITED) AS AGENT AND SECURITY TRUSTEE AND THE LENDERS PARTY THERETO (THE "CREDIT AGREEMENT")

1.           DEFINITIONS AND INTERPRETATION

1.1          DEFINITIONS

             Terms defined in the Credit Agreement shall, unless otherwise defined herein, bear the same meaning in this letter and in this letter:

             "ADDITIONAL PERMITTED PAYMENT" means one or more Restricted Payments equal to, in aggregate, the amounts from time to time made available to the Intermediate Parent by way of NTL Delaware Subordinated Debt, in excess of the minimum amounts otherwise required to be paid to the UK Group in connection with the disposal of NTL Australia pursuant to the proviso to paragraph 3.3.2;

             "CABLECOM CREDIT AGREEMENT" means the credit agreement dated 28 March 2000 originally made between NTL Incorporated (now known as NTL (Delaware) Inc.) as
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             parent, NTL Cablecom Holding GmbH as shareholder, Cablecom
             (Ostschweiz) AG (now known as Cablecom GmbH) as principal borrower, the parties named therein as original borrowers, the parties named therein as original guarantors and others, as amended pursuant to an amendment agreement dated 16 May 2000 and as further amended, novated, varied or supplemented from time to time prior to the date hereof;

             "CABLECOM GROUP" means Cablecom GmbH and its subsidiaries from time to time;

             "CO-ORDINATORS" means the joint co-ordinators as defined in a Confirmation of Terms of Appointment letter agreement dated 7 March 2002;

             "NTL AUSTRALIA" means NTL Belgium SprL and its subsidiaries;

             "NTL CC NOTES" means any bonds, notes or similar public debt instruments issued by the Parent in the domestic or international capital markets and outstanding at the date of this letter;

             "NTL DELAWARE SUBORDINATED DEBT" means Financial Indebtedness incurred by the Intermediate Parent to NTL (Delaware) Inc. in an amount not exceeding an amount equal to the net proceeds from the disposal of NTL Australia;

             "NTL DELAWARE SUBORDINATION AGREEMENT" means the Subordination Agreement to be entered into between the Intermediate Parent and NTL (Delaware) Inc. (as borrower and creditor respectively thereunder) and the Security Trustee pursuant to which the Subordinated Liabilities (as defined therein and to include without limitation NTL Delaware Subordinated Debt) are to be subordinated to the Senior Liabilities (as defined therein) on terms satisfactory to the Arrangers (acting reasonably) and which will include provisions permitting the repayment of NTL Delaware Subordinated Debt in an amount no greater than the Additional Permitted Payment;

             "NTL DIAMOND SUB-GROUP" means Diamond Cable Communications Ltd and its subsidiaries from time to time;

             "NTL GROUP NOTES" means the NTL CC Notes and any other bonds, notes or similar public debt instruments issued in the domestic or international capital markets by any other member of the Group;

             "NTL PARTIES" means each of the parties to whom this Consent is addressed and "NTL PARTY" means any one of them;

             "RELEVANT EVENTS OF DEFAULT" means the Events of Default at:

             (a) Sub-clause 19.7.1 of Clause 19.7 (Insolvency and Rescheduling) to the extent that such Event of Default occurs solely as a result of the non-payment of interest due under the NTL CC Notes;

             (b) Sub-clause 19.7.2 of Clause 19.7 (Insolvency and Rescheduling) to the extent that such Event of Default occurs solely as a result of the NTL CC Negotiations;

             (c) Clause 19.8 (Winding-up) to the extent that such Event of Default relates solely to the Parent taking any corporate action or other steps for its "re-organisation"
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                     (as such term is construed in the context of Clause 19.8
                     (Winding-up)) solely in connection with the Proposed Steps;

             (d) Clause 19.10 (Analogous Events) to the extent that such Event of Default relates to events analogous to the Events of Default referred to, and only to the extent referred to, at paragraphs (a), (b) and (c) above; and

             (e) Sub-clause 19.6.4 of Clause 19.6 (Cross Default) to the extent that such Event of Default arises solely as a result of a default in the payment of interest under the NTL CC Notes and occurs (as notified by the Parent to the Agent) in the context of the NTL CC Negotiations.

             "RELEVANT POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice, the making of any determination under the Credit Agreement or any combination thereof) a Relevant Event of Default; and

             "STEERING COMMITTEE" means the steering committee as set out in a Confirmation of Terms of Appointment letter agreement dated 7 March 2002 and Societe Generale.

1.2          INTERPRETATION

             Clause 1.2 (Interpretation) of the Credit Agreement shall apply to this letter as if set out in full. Headings in this letter shall not affect its interpretation.

2.           THE PROPOSED RECAPITALISATION

             The Parent has informed the Agent that (a) it wishes to pursue a proposed restructuring, readjustment, rescheduling and/or reorganisation of the Parent (the "PROPOSED RECAPITALISATION") (in particular in respect of its debts and other obligations) and (b) in connection with the Proposed Recapitalisation it intends to commence and progress negotiations (the "NTL CC NEGOTIATIONS") with one or more of the holders (the "NTL CC NOTEHOLDERS") of the NTL CC Notes and/or their representatives. The Parent has requested the Banks to:

             2.1 consent to the Parent taking all steps and corporate and other action to take forward the Proposed Recapitalisation (including, without limitation, commencing and progressing the NTL CC Negotiations) (the "PROPOSED STEPS");

             2.2          consent to the making of the Additional Permitted
                          Payment;

             2.3 consent to the incurrence and subsistence of NTL Delaware Subordinated Debt provided that such consent shall be conditional upon the NTL Delaware Subordination Agreement having been entered into by the respective parties no later than the first date on which any NTL Delaware Subordinated Debt is incurred;

             2.4 consent to the execution of the NTL Delaware Subordination Agreement by, amongst others, the Intermediate Parent and the Security Trustee; and

             2.5 agree that any Relevant Event of Default or Relevant Potential Event of Default which will or may occur solely (directly or indirectly) as a result of the Proposed
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                          Steps will not constitute an Event of Default or, as
                          the case may be, Potential Event of Default.

3.           CONSENT

             Following the receipt of Instructing Group consent, the Agent, on behalf of the Banks: (a) hereby consents to the Parent taking the Proposed Steps; (b) hereby irrevocably and unconditionally and for all purposes of the Finance Documents consents to the making of the Additional Permitted Payment; (c) hereby consents to the incurrence and subsistence of NTL Delaware Subordinated Debt in the manner specified and subject to the conditions set out in paragraph 2.3;
             (d) hereby consents to the execution of the NTL Delaware Subordination Agreement by the Intermediate Parent and the Security Trustee (amongst others) and (e) hereby agrees that any Relevant Event of Default or Relevant Potential Event of Default which will or may occur solely (directly or indirectly) as a result of the Proposed Steps will not constitute an Event of Default or, as the case may be, Potential Event of Default (the "CONSENT") PROVIDED
             THAT:

3.1          the Consent shall not be effective until the date upon which:

             3.1.1 the agent under the Senior Bank Credit Agreement has entered into a consent letter (upon the instructions of an Instructing Group (as defined in the Senior Bank Credit Agreement)) with (amongst others) NTLIH, the Borrower and the Parent (acting on behalf of the Obligors (as defined in the Senior Bank Credit Agreement)) on substantially the same terms as this consent letter; and

             3.1.2 the agent under the Cablecom Credit Agreement has entered into a consent letter (upon the instructions of an Instructing Group (as defined in the Cablecom Credit Agreement)) with Cablecom GmbH (acting on behalf of the Obligors (as defined in the Cablecom Credit Agreement)) on substantially the same terms as this letter;

3.2         the Proposed Steps shall not include:

             3.2.1 the solicitation of votes or consents, the filing or the consummation of any exchange or similar offer to the NTL CC Noteholders or the holders of any other NTL Group Notes (together with the NTL CC Noteholders, the "NOTEHOLDERS") which exchange or similar offer has been, or is required to be, filed with an appropriate governmental agency or body (such as the U.S. Securities and Exchange Commission) or is exempted from any such filing but which is capable of acceptance by such Noteholders (or any of them) (whether or not subject to satisfaction of conditions);

             3.2.2 the execution of or other entry into any legally binding agreement for, or any offer to Noteholders (or any of them) which is capable of acceptance (whether or not subject to the satisfaction of conditions) in respect of, the prepayment (in whole or in part) of amounts outstanding under the NTL Group Notes (or any of them) or the granting of any security, guarantee or other credit support in respect of amounts outstanding under the NTL Group Notes (or any of them) PROVIDED THAT this paragraph 3.2.2 shall not prohibit the granting of any
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                          security, guarantee or other credit support by Diamond
                          Cable Communications Limited, Diamond Holdings Limited or NTL (Triangle) LLC or any of their respective subsidiaries where such security is required to be granted pursuant to the terms (as at the date hereof) of the indentures constituting the NTL Group Notes issued by Diamond Cable Communications Limited,
                          Diamond Holdings Limited or, as the case may be, NTL Triangle LLC;

             3.2.3 the entry by any member of the Group into any legally binding agreement with the Noteholders (or any of them) in their capacity as such in relation to the Proposed Recapitalisation or otherwise in relation to the NTL Group Notes (or any of them) in connection with the Proposed Recapitalisation, save for any legally binding agreements: (a) entered into for the purpose of enabling the provision of information by or to any member of the Group in connection with the Proposed Recapitalisation or to facilitate or enable the progress of non legally binding discussions or negotiations in connection with the Proposed Steps;
                          (b) entered into for the purpose of engaging legal and/or other professional advisors in connection with the Proposed Recapitalisation; (c) under which the Noteholders unconditionally agree for the benefit of the issuer of the relevant NTL Group Notes to waive all or any, and/or agree not to exercise all or any, of their rights in respect of the NTL Group Notes; or
                          (d) under which the Noteholders unconditionally agree for the benefit of the issuer of the relevant NTL Group Notes to a standstill arrangement (or any other arrangement having similar effect) in respect of all or any of their rights in respect of the NTL Group Notes; or

             3.2.4 the Parent taking any corporate action or any other steps being taken or any legal proceedings being started and served for its winding-up, dissolution or administration or any similar or analogous process (including, without limitation, any filing or commencement of proceedings under or in connection with the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq).

3.3         the Consent shall terminate on the earlier of:

             3.3.1 5.30pm (New York time) on 14 May 2002 PROVIDED THAT if a Permitted Payment (other than the Additional Permitted Payment) falling within paragraph (c)(i) of the definition of Permitted Payment in the Credit Agreement is made after 15 April 2002 the Consent shall terminate as of the time immediately preceding the making of that Permitted Payment; and

             3.3.2 5.30pm (New York time) on the date falling 29 days after the first failure by the Parent in making payment in full on or before the due date of all interest due under the NTL CC Notes on 1 April 2002 and/or 15 April 2002 PROVIDED THAT, if on the date falling 29 days after the first such failure to pay:

                          (a) a sufficient number of the NTL CC Noteholders to whom the relevant unpaid interest is owed have agreed, without prejudice to paragraph 3.2.3, to waive their rights arising as a result of non-payment under the relevant NTL CC Notes or to any forbearance in respect of such non-payment and such waiver or, as the case may be, forbearance results in the trustee of the
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                                       relevant NTL CC Notes being precluded
                                       from taking any enforcement, acceleration or similar action in relation to the NTL CC Notes the subject of the non-payment of interest; or

                          (b)          the relevant failure to pay has been
                                       remedied,

                          the Consent shall terminate at 5.30pm (New York time) on 14 May 2002,

PROVIDED FURTHER THAT the Consent shall terminate with immediate effect if on the date falling 3 Business Days or 5 days (whichever is the later) after the payment by the purchaser of the purchase price payable in connection with the disposal of NTL Australia or (as the case may be) the disbursement of any relevant bridge financing in connection with the disposal of NTL Australia:

(a) where payment of the purchase price occurs before the disbursement of any such bridge financing, NTL (Delaware) Inc. has not made available to the Intermediate Parent, NTL Delaware Subordinated Debt in an amount not less than L90,000,000 of which at least L90,000,000 has been contributed to the UK Group; and

(b) where the disbursement of any bridge financing in connection with the disposal of NTL Australia occurs before the payment of such purchase price, NTL (Delaware) Inc. has not made available to the Intermediate Parent, NTL Delaware Subordinated Debt:

             (i) in an amount not less than the lower of 9/16 of the amount of such bridge financing and L90,000,000; and

             (ii) to the extent that 9/16 of the amount of any such bridge financing is less than L90,000,000, in an amount equal to at least 9/16 of the amount of any future bridge financing in connection with the disposal of NTL Australia and, if required, a proportion of the purchase price of the disposal of NTL Australia, until an aggregate amount equal to at least L90,000,000 has been so made available to the Intermediate Parent and of which at least L90,000,000 has been contributed to the UK Group.

For the avoidance of doubt any amount in excess of the amounts specified in paragraph (a) or, as the case may be, paragraph (b) above (the "MINIMUM AMOUNT") need not be made available to the Intermediate Parent or contributed to the UK Group at the same time as such Minimum Amount nor within the timescale specified in connection therewith.

The Consent shall not terminate pursuant to the immediately preceding proviso if making such amount available to the Intermediate Parent or the UK Group is prohibited by any injunction or similar legal restriction which is binding on NTL (Delaware) Inc., the Intermediate Parent or any other member of the Group and which NTL (Delaware) Inc., the Intermediate Parent or, as the case may be, such other member of the Group is
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             obliged, as a matter of law, to comply with. It is hereby agreed that the NTL Delaware Subordinated Debt:

             (i)          shall not cause a breach of Clause 18.15 (Subordinated
                          Debt), sub-clauses 18.21.1 and 18.21.2 of Clause 18.21 (Financial Indebtedness) and Clause 18.27 (Transactions with Affiliates);

             (ii) shall be subordinated to the Loan pursuant to the NTL Delaware Subordination Agreement; and

             (iii) shall not be included for the purposes of the definition of "Parent Covenant Group Net Debt" in Clause 17.1 (Financial Definitions).

             As at such time or any time after the Consent has terminated the Agent may by written notice to the Obligors take any action pursuant to Clause 19.17 (Acceleration and Cancellation) of the Credit Agreement in respect of any Event of Default the subject of the Consent to the extent that, at the relevant time, such Event of Default is continuing. For the avoidance of doubt:

             (i) if at such time the NTL CC Negotiations are not continuing and no other Proposed Steps are being taken at, or are taken after, such time, no Relevant Event of Default referred to at paragraphs (a) to (d) of the definition thereof and the subject of the Consent shall be continuing; and

             (ii) if at such time a sufficient number of the NTL CC Noteholders to whom unpaid interest under the NTL CC Notes is owed have, without prejudice to paragraph 3.2.3, agreed to waive their rights arising as a result of non-payment under the relevant NTL CC Notes or to any forbearance in respect of such non-payment and such waiver or, as the case may be, forbearance results in the trustee of the relevant NTL CC Notes, being precluded from taking any enforcement, acceleration or similar action in relation to the NTL CC Notes the subject of the non-payment of interest, no Relevant Event of Default referred to at paragraph
                          (e) of the definition thereof and the subject of the Consent shall be continuing in respect of such payment default PROVIDED THAT any such Relevant Event of Default shall only be deemed to not be continuing for so long as such waiver or, as the case may be, forbearance continues.

4.           ACTION BY THE AGENT

             Notwithstanding the Consent, the Agent may take any action in respect of a Relevant Event of Default deemed appropriate pursuant to Clause 19.17 (Acceleration and Cancellation) of the Credit Agreement and/or under any Finance Document upon (or at anytime after and whilst such failure is continuing) any of the NTL Parties failing to duly perform or comply with any obligation expressed to be assumed by it hereunder unless such failure relates to the obligation at paragraph 5.3 below and such failure is remedied within two Business Days or such failure relates to the obligations at paragraph 5.4, 5.5 or 5.8 below and such failure is remedied within 7 Business Days.

5.           UNDERTAKINGS OF THE NTL PARTIES
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             Each of the NTL Parties undertakes by its counter-signature of this letter to:

5.1 procure that no issuer of NTL Group Notes (or any party on such issuer's behalf) at any time purchases or buys-back any of the NTL Group Notes issued by it or by any other member of the Group;

5.2 procure that no member of the Group which is a Guarantor as at the date of this letter resigns as a Guarantor;

5.3 provide to the Agent (in sufficient copies for all Banks, if the Agent so requests) a 13 week rolling cash flow forecast for the UK Group (the "FORECAST") which shall be updated by the Borrower and provided to the Agent on a fortnightly basis (the first Forecast to be delivered pursuant to this paragraph 5.3 shall be delivered by the Borrower to the Agent on 2 April 2002). Each Forecast shall be in substantially the same form as the pro forma Forecast agreed by and delivered to the Agent prior to the date hereof and shall include details of cash balances for members of the Group in substantially the same form as that information appears in, and in respect of the same members of the Group as, the aforementioned pro forma Forecast;

5.4 supply or otherwise make available to the Co-Ordinators an index of any information relating to the Parent or the UK Group or any member of the UK Group which is provided to the Noteholders (or any of them) by any member of the Group where such information is materially different from any information which has been provided to the Co-Ordinators and/or the Steering Committee and/or the Agent and/or the Banks. If requested by the Co-Ordinators, any NTL Party shall make such aforementioned information available to the Co-Ordinators on the same basis as such information is made available to the Noteholders PROVIDED THAT the Co-Ordinators have first signed a confidentiality undertaking in favour of each of the NTL Parties in a form acceptable to the NTL Parties (acting reasonably);

5.5          provide to the Co-Ordinators copies of:

             5.5.1 any material term sheets sent by any member of the Group to the Noteholders (or any of them) and/or any of their advisors and which relate to the Proposed Recapitalisation; and

             5.5.2 any material comments sent by any member of the Group to the Noteholders (or any of them) and/or any of their advisors on any material term sheets which relate to the Proposed Recapitalisation;

5.6 ensure that any material term sheets sent by any member of the Group to the Noteholders (or any of them) and/or any of their advisors and which relate to the Proposed Recapitalisation are expressly marked so as to indicate that any conclusive agreement (whether or not subject to satisfaction of conditions) by any member of the Group in relation to the Proposed Recapitalisation is subject to such member of the Group obtaining the prior written consent of the Banks;

5.7 keep the Co-ordinators informed at each meeting between the the Borrower and the Co-Ordinators of all material developments in relation to and, at the request of the
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             Co-Ordinators, make available to the Co-Ordinators all requested documentation relating to:

             5.7.1 any possible strategic investment in the Group (or any member of the Group) by any person; or

             5.7.2 any proposed disposal of, by one or more transactions or series of transactions (whether related or not), the whole or any part of the revenues or assets of any member of the UK Group where such disposal is material in the context of the UK Group taken as a whole; or

             5.7.3 any proposed disposal of, by one or more transactions or series of transactions (whether related or not), the whole or any part of the revenues or assets of any member of the Group not being a member of the UK Group where such disposal is material in the context of the Group (excluding for the purposes of this paragraph
                          5.7.3 the UK Group) taken as a whole,

             PROVIDED THAT the Borrower shall only make any such information and requested documentation available to the Co-Ordinators if the Co-Ordinators have first signed a confidentiality undertaking in favour of the Borrower in a form acceptable to the Borrower (acting reasonably) and PROVIDED FURTHER THAT the Borrower shall not be obliged to make such information and requested documentation available to the Co-Ordinators if the Borrower demonstrates to the satisfaction of the Co-Ordinators (by the delivery of a letter from the Group's external legal advisors confirming the same, or by other satisfactory means) that it is prohibited from making the information or, as the case may be, requested documentation available under the terms of a confidentiality undertaking it has entered into with a third party;

5.8 on or before 5 April 2002, provide to the Agent (in sufficient copies for all the Banks (if the Agent so requests) and in form reasonably satisfactory to the Agent) a timeline setting out the steps proposed to be taken (and the date by which such steps are proposed to be taken) in connection with the Proposed Steps and/or the NTL CC Negotiations;

5.9 procure that no member of the UK Group makes any Permitted Payment other than:

             5.9.1 a Permitted Payment falling within paragraph (b) of the definition of Permitted Payment in the Credit Agreement PROVIDED THAT the aggregate amount of all such Permitted Payments made during the period from (and including) 8 March 2002 to (and including) the date of termination of the Consent shall not exceed L5,000,000;

             5.9.2        a Permitted Payment falling within paragraph (c)(i),
                          (iv) (but only in respect of any bonds, notes or similar public debt instruments issued by the Parent) or (v) of the definition of Permitted Payment in the Credit Agreement PROVIDED THAT prior to the proposed Permitted Payment being made the Parent demonstrates to the satisfaction of the Agent (it being agreed that the Agent shall be satisfied if the most recently delivered Forecast confirms the same) that in the absence of the Parent receiving the proposed Permitted Payment the Group (excluding NTL Australia, the UK Group, the NTL Diamond Sub-Group, the NTL Triangle
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                          Sub-Group, the Cablecom Group and any non-wholly owned
                          subsidiaries of the Group) (the "RELEVANT GROUP") will, following the making of the relevant cash payment obligation in respect of which the Permitted Payment is proposed to be made, have cash resources available to it in an aggregate amount less than L25,000,000 (excluding an amount of AUS$20,000,000 held in an escrow account in connection with the disposal of NTL Australia) and for the purpose of this paragraph 5.9.2 the Relevant Group shall be deemed to have cash resources available to it (in addition to the cash resources actually available to it) in an amount equal to the amount of any cash paid (provided that any such cash payment shall only be counted for so long as such cash has not been spent by the recipient thereof) by any member of the Relevant Group after the date of first posting of this Consent on the relevant Intralinks site to any member of the NTL Diamond Sub-Group or any member of the NTL Triangle Sub-Group or any non-wholly owned subsidiary of the Group (which is not otherwise a member of the Relevant Group) in circumstances where the actual cash resources of the NTL Diamond Sub-Group, the NTL Triangle Sub-Group or the relevant non-wholly owned subsidiary (as the case may be) at the time of payment are greater than, or to the extent that they become greater than, $10,000,000, $10,000,000 and $1,000,000 respectively after deducting any amounts to be paid by the NTL Diamond Sub-Group, the NTL Triangle Sub-Group or non-wholly owned subsidiary (as the case may be) in connection with which the relevant payment is made;
                          and

             5.9.3        a Permitted Payment falling within paragraph (d) or
                          (e) of the definition of Permitted Payment in the Credit Agreement

             5.9.4 a Permitted Payment falling within the definition of Additional Permitted Payment;

5.10 procure that no cash payments are made by any member of the Relevant Group (as defined in paragraph 5.9.2) to any member of the NTL Diamond Sub-Group, any member of the NTL Triangle Sub-Group or any non-wholly owned subsidiary of the Group (which is not otherwise a member of the Relevant Group) where the actual cash resources of the NTL Diamond Sub-Group, the NTL Triangle Sub-Group or the relevant non-wholly owned subsidiary (as the case may be) at the time of the proposed payment are greater than, or to the extent they would, if such proposed payment were to be made, become greater than $10,000,000, $10,000,000 and $1,000,000 respectively after deducting any amounts to be paid by the NTL Diamond Sub-Group, the NTL Triangle Sub-Group or non-wholly owned subsidiary (as the case may be) in connection with which the relevant payment is proposed to be made;

5.11 no later than 10 Business Days after the request of the Agent or, as the case may be, the Co-ordinators, settle any outstanding invoices issued by legal, accounting or other professional advisors appointed by the Agent or, as the case may be, the Co-ordinators (unless the relevant invoice is being queried by any of the NTL Parties in good faith);

5.12 procure that as from the date hereof the settlement of all intercompany accounts between members of the UK Group and members of the NTL Diamond Sub-Group or the NTL

             Triangle Sub-Group takes place on a fortnightly basis PROVIDED THAT any overpayment or underpayment arising as a result of the fortnightly settlement of all such intercompany accounts may be returned to the overpaying party or paid by the underpaying party and any intercompany balance representing any such overpayment or under payment arising as a result of such settlement and any payment in connection with such overpayment or underpayment shall not constitute a breach of any restriction contained in the Credit Agreement; and

5.13 procure that the restrictions set out in the schedule hereto in respect of Permitted Acquisitions, Permitted Encumbrances and Permitted Indebtedness are complied with.

6.           MISCELLANEOUS

6.1 This letter is a Finance Document for the purposes of the Credit Agreement and all other Finance Documents.

6.2 The Consent shall be without prejudice to any other rights or remedies (save as specifically agreed otherwise in this letter) which the Agent, any Bank or any other person may now or at any time in the future have or which may now or at any time in the future be available to them under the terms of the Finance Documents or as a matter of law and nothing contained herein shall (save as specifically consented to or agreed in this letter) constitute or be deemed to constitute a waiver, release or discharge of any or all of the rights and remedies which the Agent, any Bank or any other person may have under the Finance Documents or as a matter of law PROVIDED THAT this Consent shall replace, for all purposes, the consent dated 8 March 2002 granted in relation to the Credit Agreement save that the acknowledgements at paragraph
             4.1 of that consent shall remain.

6.3 The Co-ordinators agree that they shall forward copies of any documentation or information received pursuant to paragraphs 5.4,
             5.5 or 5.7 only to members of the Steering Committee who have entered into a confidentiality undertaking with the Borrower in a form acceptable to the Borrower (acting reasonably).

6.4 We confirm that you may provide a copy of this letter to the agent and the banks under the Senior Bank Credit Agreement and to the agent and the banks party to the Cablecom Credit Agreement.

6.5 A person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter.

6.6 This letter shall be governed by, and construed in accordance with, English law.

6.7 It is agreed that the definition of "PERMITTED PAYMENT" contained in Clause 1.1. (Definitions) of the Credit Agreement shall be amended by the inclusion, after the end of the proviso, of a new paragraph (l) as follows: "(l) an Additional Permitted Payment" (as defined in this Consent, which definition shall be incorporated mutatis mutandis, into the Credit Agreement), which, for the avoidance of doubt, shall be payable irrespective of whether there is an Event of Default or one which would result from the making of the payment.

Please indicate your acceptance of the terms hereof by signing the enclosed copy of this letter and returning it to Stephen Gillies at J.P. Morgan Europe Limited at or before 5.00 pm (London time) on 5th April 2002, the time at which the agreement of the Agent and the Banks set forth above (if not so accepted prior thereto) will expire.

Yours faithfully,



For and on behalf of
J.P. MORGAN EUROPE LIMITED
as Agent on behalf of the Banks


By: /s/ Caroline Walsh
    /s/ Maxine Graves

Title:

ACCEPTED AND AGREED

NTL COMMUNICATIONS CORP.

By: /s/ John Gregg

Title:

Dated:


NTL (UK) GROUP, INC.

By: /s/ Robert Mackenzie

Title:

Dated:


NTL COMMUNICATIONS LIMITED

By: /s/ John Gregg

Title:

Dated:

                                    SCHEDULE

               RESTRICTIONS IN RESPECT OF PERMITTED ACQUISITIONS,
                   PERMITTED DISPOSALS, PERMITTED ENCUMBRANCES
                           AND PERMITTED INDEBTEDNESS

1. No member of the UK Group shall make any acquisition falling within paragraph (b) of the definition of "PERMITTED ACQUISITION" which it is not obliged to make at the date of first posting of this Consent on the relevant Intralinks site (it being acknowledged that paragraphs (a), and (f) of such definition are historic.

2. No member of the UK Group shall create or permit to subsist any Encumbrance falling within paragraph (b) or paragraph (c) of the definition of "PERMITTED ENCUMBRANCE".

3. No member of the UK Group shall incur any Financial Indebtedness falling within paragraph (e) which it is not obliged to incur at the date of first posting of this Consent on the relevant Intralinks site or paragraph (l) of the definition of "PERMITTED INDEBTEDNESS".